                                                                  Exhibit 10.4

February 24, 2001

John A. Ryan
5001 Red Wolf Lane
Plano, TX  75093

                       SEPARATION AGREEMENT AND RELEASE
                       --------------------------------

Dear John:

This letter agreement ("Agreement") sets forth the arrangements we have made with respect to your separation from Entrust Technologies Inc. The arrangements will be as follows:

1) As used in this Agreement, the term "ENTRUST" and/or "Company" shall mean Entrust Technologies Inc., its parent, subsidiaries, affiliates, successors, assigns; all past and present officers, directors, employees and agents (in their individual and representative capacities) of ENTRUST; and TriNet Employer Group, Inc.

2) Your employment relationship with ENTRUST shall continue until the close of business on February 22, 2001 inclusive of any vacation accrued as of the date hereof. Thereafter, your employment relationship with ENTRUST will be ended and will not resume. In addition, you hereby confirm your resignation from all director and officer positions you hold with Entrust Technologies Inc, its subsidiaries and affiliates effective as of that date.

3) You acknowledge and represent that a time period of twenty-one (21) calendar days has been provided to you in order for you to consider the subject matter of this Agreement and that the Company has advised you to consult with an attorney of your choosing prior to signing the Agreement. In addition, you acknowledge that you will have seven (7) calendar days following the execution of this document to revoke this Agreement by written notice. To be valid, the letter of revocation must be received by Mr. Jay Kendry, Vice President, Legal Affairs, Entrust Technologies, Inc., 4975 Preston Park Blvd., Suite 400, Plano, TX 75093, not later than the close of business seven (7) calendar days after you sign this Agreement.

4) Following upon your return to the Company of an executed agreement and expiration of the seven (7) day revocation period, the Company shall make a severance payment to you calculated as follows:

          i) $288,461.54 reflecting 60 weeks (the "severance period") of base pay at your salary on the date hereof;
          ii)   $81,000 reflecting the bonus payable for the Year 2000;
          iii) $14,423.08 reflecting three (3) weeks of accrued untaken vacation; and
          iv) $11,572.82 reflecting the amount equal to the cost to you of maintaining your current group health and dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and continuing your current life insurance during the severance period. This payment is conditioned upon your completing the appropriate COBRA and life insurance applications;
          v) up to $2500 to be paid to Deloitte & Touche LLP on your behalf in respect of preparation of your 2000 tax return.

5) With respect to any monies or monetary equivalents to be paid hereunder, Entrust, may withhold applicable federal, state and local tax withholding.

6) All ENTRUST company provided benefits not expressly extended to you pursuant to this Agreement (including any matching 401K Plan contributions) shall continue in effect until 12:01 a.m. March 1,

     2001 except to the extent that current employment is required to qualify for participation in or receipt of such benefits. You specifically acknowledge that, effective immediately, you will not be eligible for any future awards or stock options under the Amended and Restated 1996 Stock Incentive Plan or to participate in the Employee Stock Purchase Plan. Provided that you comply with all material aspects of this Agreement, however, you will have the right to exercise any vested options for up to 3 months following the completion of the Consulting Term described in Paragraph 15.

7) We will provide to you the COBRA forms to allow you to continue your current group health and dental coverage during the severance period or until you become eligible for another plan. We will also provide you with the application forms to allow you to continue your life insurance coverage during the severance period.

8) You shall reconcile and settle, as soon as possible, and in no event later than March 31, 2001 any expenses incurred by you in connection with ENTRUST business for which you are entitled to reimbursement.

9) With respect to the class action securities lawsuit referred to as In re Entrust Securities Litigation, No. 2-00-CV-119-TJW (E.D. Tex.), you agree to cooperate reasonably in the defense of the litigation, including signing affidavits and making yourself available for interviews, deposition preparation, deposition, and trial. In the event you are requested to assist with litigation activities other than those in which you would be required to participate as a named party, ENTRUST agrees to pay all reasonable documented out-of pocket costs and lost income up to a maximum of $1,000 per day incurred in connection with such activities after the severance period. Without ENTRUST's prior consent, you agree not to comment publicly on the litigation or any of the issues in the litigation. Without ENTRUST's prior consent, you also agree not to discuss the litigation with the plaintiffs, their attorneys, or their representatives, or to cooperate with the plaintiffs. In return, Entrust affirms its duty to indemnify you to the fullest extent permitted pursuant to the terms of the ENTRUST corporate charter and bylaws and ENTRUST agrees to make best efforts to obtain maximum insurance coverage for you pursuant to the terms of the insurance policy. In addition, Entrust agrees to provide the contractual indemnification described in Appendix A to this Agreement.

10) You hereby recognize and reaffirm the promises and obligations in the Intellectual Property and Confidentiality Agreement executed by you on or about April 28, 1997. You further agree that you will maintain the confidentiality of all trade secrets, confidential, proprietary, commercial, technical or other information of which you gained knowledge during the course of your employment with ENTRUST. In particular, and in consideration of the provisions of paragraph 4 of this Agreement, you agree not to reveal, disclose, use, or cause to be revealed, disclosed, or used any such information or material, or any other matter with respect to ENTRUST, which is injurious or harmful to any of the Company's interests, or the interest of its employees, officers or directors. Specifically, you shall issue no public statement on the business affairs, policies or the like of ENTRUST without the prior written consent of ENTRUST. Without limiting the foregoing, you shall not disparage ENTRUST in any respect.

11) ENTRUST will not speak of you in disparaging terms nor in any other negative way communicate about your employment with ENTRUST.

12) You acknowledge and agree that the nature of the trade secrets and other proprietary and confidential information to which you have been given access through your employment with ENTRUST, including without limitation that information and material protected by the Intellectual Property and Confidentiality Agreement executed by you on or about April 28, 1997 and by paragraph 10, above, will make it difficult if not impossible to perform in a similar capacity for a business offering products or services similar to those offered by ENTRUST without disclosing or utilizing such information and material. You further acknowledge and agree that the products and services of ENTRUST are marketed throughout the United States in a highly competitive market. Accordingly, you agree that, for a period of 63 weeks following the execution of this Agreement, without ENTRUST'S prior approval, you will not:

     i) accept employment in any capacity, either directly or through a subsidiary or affiliate, with any of the businesses identified on Appendix B hereto. You further acknowledge and agree that the foregoing promise is reasonable in geographic area, scope of activity, and duration in light of the specific facts of your employment with ENTRUST; or

     ii) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the six-month period immediately preceding the date of any such activity was, an employee of ENTRUST.

13) You agree to treat this Agreement and all the terms and conditions expressed herein as confidential. Accordingly, you agree that you will not directly or indirectly disclose, publicize or discuss this Agreement, including its terms and/or conditions, with any employee and/or former employee of ENTRUST or any other person except your immediate family members, attorney, accountant, financial advisor, and/or outplacement advisor. In the event that you discuss this Agreement with any of the aforementioned individuals, it shall be your duty, responsibility and obligation to advise said individual(s) of the confidential nature of this Agreement and direct them not to discuss the terms and/or conditions of this Agreement with any other person. Notwithstanding the foregoing, this obligation of confidentiality shall cease in respect of those parts of the Agreement that are publicly disclosed by ENTRUST.

14) You shall return to ENTRUST any and all property of ENTRUST and/or affiliates currently in your possession and/or subject to your control including, but not limited to, any and all computer equipment, facsimile machine, credit cards, identification cards, files, memoranda, correspondence, compensation surveys, drawings, designs, financial records, customer lists, personnel files, personnel lists or the like, whether such materials shall be written instruments or tapes in electronic and/or recorded format. ENTRUST agrees that you may retain the cellular telephone that you have heretofore used for ENTRUST business; you acknowledge and agree that, effective immediately, you will be responsible for the payment of all charges for use and maintenance of the cellular telephone and that within three (3) months of the execution of this Agreement, you will take all actions and execute any papers necessary to assume personal ownership of the cellular telephone service account and to terminate ENTRUST's ownership of and/or affiliation with the account. Notwithstanding the foregoing, with respect to the Lincoln Navigator leased by the Company and in your possession, you shall either return it to the Company at the end of your severance period in good working condition or take assignment of the lease; provided, that you have the option of returning the Lincoln Navigator to ENTRUST at any time during the severance period and ENTRUST will pay you the cash equivalent of the lease payments remaining until the end of the severance period.

15) For the six month period immediately following your separation (the "Consulting Term"), you agree to serve in the capacity of a consultant, available upon reasonable request to provide strategic advice to ENTRUST's executive team. Thereafter, upon reasonable request, and at mutually convenient times and places, you agree to provide to ENTRUST advice, assistance and information related to your former job duties, including, but not be limited to, offering and explaining evidence and providing sworn statements(s), deposition testimony and trial testimony as may be deemed necessary by ENTRUST for the preparation of its position in any legal proceedings(s) involving issues brought against or initiated by ENTRUST of which you have knowledge. In the event you are requested to provide the aforementioned litigation assistance beyond the extent to which you would be required to do so as a named party in such legal proceeding(s), then ENTRUST shall reimburse you for authorized reasonable and documented travel expenses including, but not limited to, transportation, lodging and meals and for lost income up to a maximum of $1,000 per day incurred in connection with such services. Although your rights to exercise currently vested options will continue to exist during the Consulting Term, no additional options will vest during that period.

16) IN CONSIDERATION OF THE PAYMENTS AND BENEFITS DETAILED ABOVE, YOU HEREBY FULLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE

     ENTRUST (EXCEPT FOR THE PROMISES AND COMMITMENTS CONTAINED HEREIN (INCLUDING WITHOUT LIMITATION THE INDEMNIFICATION OBLIGATIONS REFERRED TO IN SECTION 9), FOR WHICH YOU RETAIN ALL COMMON LAW RIGHTS AND REMEDIES FOR BREACH OF CONTRACT) TO THE EXTENT PERMITTED BY LAW, FROM ANY AND ALL CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR SALARY, INCENTIVE COMPENSATION, VACATION PAY, BENEFITS OR OTHER COMPENSATION AND PERQUISITES; ANY AND ALL REAL OR PRETENDED CLAIMS, CAUSES OF ACTION, RIGHTS OR DEMANDS, INCLUDING, WITHOUT LIMITATION, THOSE ARISING IN CONTRACT OR TORT, AND SPECIFICALLY ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (INCLUDING, BUT NOT LIMITED TO, YOUR RIGHT TO MAKE A CLAIM IN YOUR OWN RIGHT OR THROUGH A SUIT BROUGHT BY ANY THIRD PARTY ON YOUR BEHALF) 29 U.S.C. (S)621 ET SEQ., AND THE TEXAS EMPLOYMENT DISCRIMINATION LAW, TEXAS
                   -- ---
     LABOR CODE (S)21.001 ET SEQ. OR ANY OTHER FEDERAL, STATE OR LOCAL LAW OR
                          -- ---
     ORDINANCE; THOSE WHICH YOU EVER HAD OR NOW HAVE DIRECTLY OR INDIRECTLY BASED UPON ANY FACT, MATTER, EVENT OR CAUSE, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO YOUR EMPLOYMENT BY ENTRUST AND YOUR SEPARATION THEREFROM, OR YOUR RELATIONSHIP WITH ENTRUST OR THE TERMS OF ANY WRITTEN OR ORAL EMPLOYMENT ARRANGEMENTS OR THE LIKE THAT YOU MAY HAVE ENTERED INTO WITH ENTRUST. WHILE THIS AGREEMENT MAY NOT BE USED TO INTERFERE WITH YOUR RIGHT TO FILE A CHARGE OR PARTICIPATE IN AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY OTHER APPROPRIATE AGENCY, YOU UNDERSTAND AND AGREE THAT ENTRUST MAY USE THIS AGREEMENT AS A DEFENSE TO ANY SUCH CHARGE YOU FILE, INVESTIGATION OR PROCEEDING IN WHICH YOU PARTICIPATE, OR REMEDY WHICH YOU SEEK.

17) IN CONSIDERATION OF THE PAYMENTS AND BENEFITS DETAILED ABOVE, ENTRUST HEREBY FULLY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES YOU (EXCEPT FOR THE PROMISES AND COMMITMENTS CONTAINED HEREIN, FOR WHICH ENTRUST WILL RETAIN ALL COMMON LAW RIGHTS AND REMEDIES FOR BREACH OF CONTRACT) TO THE EXTENT PERMITTED BY LAW, FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, RIGHTS OR DEMANDS, INCLUDING, WITHOUT LIMITATION, THOSE ARISING IN CONTRACT OR TORT AND THOSE WHICH IT EVER HAD OR NOW HAS DIRECTLY OR INDIRECTLY BASED UPON ANY FACT, MATTER, EVENT OR CAUSE, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO YOUR EMPLOYMENT BY ENTRUST; PROVIDED HOWEVER THAT THE FOREGOING RELEASE DOES NOT ENCOMPASS, AND ENTRUST EXPRESSLY RETAINS, ANY RIGHTS IT MAY HAVE WITH RESPECT TO ANY ACTION UNDERTAKEN IN BAD FAITH, ANY VIOLATION OF THE LAWS, REGULATIONS, OR CORPORATE DOCUMENTS APPLICABLE TO ENTRUST, AND ANY INTENTIONAL BREACH OR RECKLESS DISREGARD FOR COMPANY POLICIES AND PROCEDURES OR REASONABLE DIRECTIONS OF THE ENTRUST BOARD OF DIRECTORS, BY YOU AND OF WHICH ENTRUST HAS NO KNOWLEDGE, TO THE EXTENT THAT AND SUCH VIOLATION, BREACH OR RECKLESS DISREGARD RESULTS IN AN ACTUAL, DEMONSTRABLE LOSS TO THE COMPANY. FOR PURPOSES OF THIS PARAGRAPH, FACTS WITHIN THE KNOWLEDGE OF ENTRUST SHALL BE THOSE KNOWN TO ANY OF (i) THE ENTRUST BOARD OF DIRECTORS OR (ii) THE CO-CEOS OF ENTRUST AS OF THE DATE ENTRUST EXECUTES THIS AGREEMENT.

18) YOU ACKNOWLEDGE THAT YOU HAVE READ THIS SEPARATION AGREEMENT / RELEASE AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW AND CONSIDER THE TERMS OF THIS SEPARATION AGREEMENT AND RELEASE, INCLUDING, AT YOUR DISCRETION, THE

     RIGHT TO DISCUSS THIS DOCUMENT WITH LEGAL COUNSEL OF YOUR CHOICE. FINALLY, YOU HEREBY ACKNOWLEDGE THAT YOU INTEND TO GRANT TO COMPANY A FULL AND FINAL RELEASE AS SET FORTH HEREIN.

19) Except as expressly provided to the contrary or as precluded by operation of law, this Agreement shall be binding upon, and inure to the benefit of, each of us and our successors, assigns, heirs, administrators, representatives, and executors, and its enforceability shall not be challenged by such persons.

20) The terms and conditions of this Agreement will be open for your review and consideration through the close of business on March 5, 2001. If you have not returned an executed copy of this Agreement by facsimile or an original to Mr. Kendry, at the address referenced in paragraph 5 of this Agreement, by the close of business on March 5, 2001, then the terms and conditions set forth in this Agreement shall be withdrawn as of that time and date.

21) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and there are no promises, understandings or representations other than those set forth herein. This Agreement may be modified only with a written instrument duly executed by each of the parties.

22) This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Texas.

23) If any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining parts of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal, or unenforceable provision, this Agreement shall be automatically reformed and construed to include provisions as similar in terms to such invalid, illegal, or unenforceable provision as may be possible so as to be valid, legal, and enforceable.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as of the day and year as set forth below.



     Entrust Technologies Inc.                           John Ryan

By: /s/ James D. Kendry                    /s/ John Ryan
   -------------------------------         -----------------------------------

Title: VP & Secretary                      Date:  2/24/01
      ----------------------------              ------------------------------

Date: 24 Feb 01
     -----------------------------

                                  APPENDIX A


     1.   General.  Entrust shall, to the fullest extent permitted by the
          -------
Maryland General Corporation Law, indemnify John A. Ryan ("Ryan") to the extent he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director or officer of the Corporation, or was serving at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom unless it is established that (i) the act or omission of Ryan was material to the matter giving rise to the proceeding and
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Ryan actually received an improper personal benefit and money, property or services or (iii) in the case of any criminal proceeding, Ryan had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding was one by or in the right of the Corporation, indemnification shall not be made in respect of any proceeding in which Ryan shall have been judged to be liable to the Corporation. The termination of any proceeding by judgment, order or settlement shall not create a presumption that Ryan did not meet the requisite standard of conduct set forth in this section. The termination of any proceeding by conviction or a plea of nolo contendere or its
                                                         ---- ----------
equivalent or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that Ryan did not meet such standard of conduct. Notwithstanding anything to the contrary in this Appendix A, except as set forth in Section 7 below, Entrust shall not indemnify Ryan in connection with a proceeding (or part thereof) initiated by Ryan unless the initiation thereof was approved by the Board of Directors of Entrust. Notwithstanding anything to the contrary in this Appendix A, Entrust shall not indemnify Ryan to the extent he is reimbursed from the proceeds of insurance, and in the event Entrust makes any indemnification payments to Ryan and he is subsequently reimbursed from the proceeds of insurance, Ryan shall promptly refund such indemnification payments to Entrust to the extent of such insurance reimbursement.

     2.   Proceedings Charging Improper Personal Benefit.  Ryan shall not be
          ----------------------------------------------
indemnified under Section 1 above in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged to be liable on the basis that the personal benefit was improperly received.

     3.   Indemnification for Expenses of Successful Party.  Notwithstanding the
          ------------------------------------------------
other provisions of this Appendix A, to the extent that Ryan has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     4.   Notification and Defense of Claim.  As a condition precedent to his
          ---------------------------------
right to be indemnified, Ryan must notify Entrust in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which Entrust is so notified, it will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Ryan. After notice from Entrust to Ryan of its election to assume such defense, Entrust shall not be liable to Ryan for any legal or other expenses subsequently incurred by Ryan in connection with such claim, other than as provided below in this Section 4. Ryan shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from Entrust of its assumption of the defense thereof shall be at the expense of Ryan unless (i) the employment of counsel by Ryan has been authorized by Entrust, (ii) counsel to Ryan shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between Entrust and Ryan in the conduct of the defense of such action or (iii) Entrust shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for Ryan shall be at the expense of Entrust, except as otherwise expressly provided by this Appendix A. With respect to the class action securities lawsuit referred to as In re Entrust Securities Litigation , No. 2-00-CV-119-TJW (E.D. Tex.), (i) counsel to the Company has reasonably concluded as of the execution of this Agreement that there is no conflict of interest or position on any significant issue between Entrust and Ryan in the conduct of the defense of such action, and (ii) Entrust has and will continue, subject to the standards set forth in Paragraph 1 of this Appendix A, to employ counsel to defend both the Company and Ryan in such action, the fees and expenses of which counsel shall be at the expense of Entrust. Entrust shall not be entitled, without the consent of Ryan, to assume the defense of any claim brought by or in the right of Entrust or as to which counsel for Ryan shall have reasonably made the conclusion provided for in clause (ii) above.

     5.   Advance of Expenses.  Subject to the provisions of Section 6 below, in
          -------------------
the event that Entrust does not assume the defense pursuant to Section 4 of this Appendix A of any action, suit, proceeding or investigation of which Entrust receives notice under this Appendix A, any reasonable expenses (including attorneys' fees) incurred by Ryan in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid or reimbursed by Entrust in advance of the final disposition of such matter; provided,
                                                               --------
however, that the payment or reimbursement of such reasonable expenses incurred
-------
by Ryan in advance of the final disposition of such matter shall be made only upon receipt of a written affirmation by Ryan of his good faith belief that the standard of conduct necessary for indemnification by Entrust as authorized in
Section 1 above has been met and a written undertaking by or on behalf of Ryan to repay all amounts so advanced in the event that it shall ultimately be determined that the standard of conduct has not been met. Such undertaking shall be accepted without reference to the financial ability of Ryan to make such repayment.

     6.   Procedure for Indemnification.  In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Sections 1, 3 or 5 of this Appendix A, Ryan shall submit to Entrust a written request, including in such request such documentation and information as is reasonably available to Ryan and is reasonably necessary to determine whether and to what extent Ryan is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall not be made by Entrust unless authorized for a specific proceeding after a determination has been made that indemnification of Ryan is permissible in the circumstances because Ryan has met the standard of conduct set forth in Section 1 above. With respect to the class action securities lawsuit referred to as In re Entrust Securities Litigation , No. 2-00-CV-119-TJW (E.D. Tex.), such determination has been made and, subject to the standard set forth in Paragraph 1 of this Appendix A, will not be revoked, modified or amended. Such determination shall be made in each instance by (i) a majority vote of a quorum consisting of the directors of Entrust who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), or, if such quorum cannot be obtained, then by a majority vote of a committee of two or more disinterested directors designated by majority vote of the full board of directors in which directors who are parties may participate,
(ii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iii) special legal counsel selected by the Board of Directors or a Committee of the Board by vote as set forth in clause
(i) of this Section 6, or if the requisite quorum of the full Board cannot be obtained therefore, and the committee cannot be established, by a majority vote of the full Board in which directors who are parties may participate, or (iv) a court of competent jurisdiction. Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in clause (iii) of the third sentence of Section 6 for selection of such counsel.

     7.   Remedies.  The right to indemnification or advances as granted by this
          --------
Appendix A shall be enforceable by Ryan in any court of competent jurisdiction if Entrust denies such request, in whole or in part, pursuant to Section 6. Unless otherwise required by law, the burden of proving that that Ryan is not entitled to indemnification or advancement of expenses under this Appendix shall be on Entrust. The actual determination by Entrust pursuant to Section 6 that Ryan has not met the applicable standard of conduct shall not be a defense to the action or create a presumption that Ryan has not met the applicable standard of conduct. Ryan's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by Entrust.

     8.   Subsequent Amendment.  No amendment, termination or repeal of this
          --------------------
Appendix A or of the relevant provisions of the Maryland General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of Ryan to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.   Other Rights.  The indemnification and advancement of expenses
          ------------
provided by this Appendix A shall not be deemed exclusive of any other rights to which Ryan may be entitled under any law (common or statutory), the Company's charter or bylaws, any agreement or vote of stockholders or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for Entrust, and shall inure to the benefit of the estate, heirs, executors and administrators of Ryan.

     10.  Partial Indemnification.  If Ryan is entitled under any provision of
          -----------------------
this Appendix A to indemnification by Entrust for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, Entrust shall nevertheless indemnify Ryan for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which he is entitled.

     11.  Merger or Consolidation.  If Entrust is merged into or consolidated
          -----------------------
with another corporation and Entrust is not the surviving corporation, the surviving corporation shall assume the obligations of Entrust under this Appendix A with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     12.  Savings Clause.  If this Appendix A or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then Entrust shall nevertheless indemnify Ryan as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of Entrust, to the fullest extent permitted by any applicable portion of this Appendix A that shall not have been invalidated and to the fullest extent permitted by applicable law.

     13.  Definitions.  Terms used herein and defined in Section 2-418 of the
          -----------
Maryland General Corporation Law shall have the respective meanings assigned to such terms in such Section 2-418.

     14.  Subsequent Legislation.  If the Maryland General Corporation Law is
          ----------------------
amended after adoption of this Appendix A to expand further the indemnification permitted to Ryan, then Entrust shall indemnify Ryan to the fullest extent permitted by the Maryland General Corporation Law, as so amended.

                                  APPENDIX B

VeriSign
Baltimore
Microsoft (security division)
Equifax
Entegrity
RSA Security
Cylink
Arcot
Digital Signature Trust
CertCo
ValiCert
Spyrus
Diversinet
ID Certify
iD2
Securant
Netegrity
Certicom
Secude
TriStrata
IBM/Tivoli (the Secure Way product line)
Network Associates (PGP Product Line)
iPlanet (Sun/Netscape Alliance - Certificate Management System)
Oblix
Access 360
Computer Associates
Private PKI and authorization business entities that compete with Entrust Technologies except for business entities that use Entrust as their primary PKI and/or authorization software